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                        AMERICA WEST HOLDINGS CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                        (IN THOUSANDS EXCEPT SHARE DATA)
                                                                    EXHIBIT 11.1


                                                     THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                           JUNE 30,                              JUNE 30,
                                                   1998                1997              1998               1997
                                                   ----                ----              ----               ----
Basic Earnings Per Share:

   Net income applicable to common stock        $    41,417        $    23,008        $    66,555        $    36,962
                                                ===========        ===========        ===========        ===========

   Weighted average number of common
       shares outstanding ..............         43,616,703         44,519,010         43,808,055         44,479,616
                                                ===========        ===========        ===========        ===========

   Basic earnings per share ............        $      0.95        $      0.52        $      1.52        $      0.83
                                                ===========        ===========        ===========        ===========

   Diluted Earnings Per Share:

   Net income applicable to common stock        $    41,417        $    23,008        $    66,555        $    36,962
                                                ===========        ===========        ===========        ===========

Share Computation:
   Weighted average number of common
       shares outstanding ..............         43,616,703         44,519,010         43,808,055         44,479,616
   Assumed exercise of stock options
       and warrants (a) ................          4,792,985          1,585,330          4,323,876          1,735,943
                                                -----------        -----------        -----------        -----------
   Weighted average number of common
       shares outstanding as adjusted ..         48,409,688         46,104,340         48,131,931         46,215,559
                                                ===========        ===========        ===========        ===========

   Diluted earnings per share ..........        $      0.86        $      0.50        $      1.38        $      0.80
                                                ===========        ===========        ===========        ===========
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(a)      The stock options and warrants are included only in the periods in which they are dilutive.

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